Exhibit 10.11

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)
ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA MASTER AGREEMENT
dated as of July 18, 2007
between
WACHOVIA BANK, NATIONAL ASSOCIATION (“Party A”)
and
WRIGHT EXPRESS CORPORATION (“Party B”)
This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows: -
Paragraphs 1 — 12. Incorporation
Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.
Paragraph 13. Elections and Variables
(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations with respect to Party A and Party B.

(b)	Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 3.

(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified, provided that the Secured Party shall be entitled at any time, and from time to time, not to accept as Eligible Collateral any of the following which constitute Ineligible Securities as defined below:

				Valuation
		Party A	Party B	Percentage
(A)	Cash: U.S. Dollars in depositary account form.	YES	NO	100%

(B)	Treasury Bills: negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year.	YES	NO	98%

(C)	Treasury Notes: negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than one year but not more than 10 years.	YES	NO	98%

(D)	Treasury Bonds: negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than 10 years but not more than 30 years.	YES	NO	98%

(E)	Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) having a remaining maturity of not more than 30 years.	YES	NO	92%

(F)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, and having an original maturity at issuance of not more than 30 years.	YES	NO	92%

(iii)	Other Eligible Support. Applicable. Other Eligible Support. The following items will qualify as “Other Eligible Support” for Party B only:

Valuation
	Party A	Party B	Percentage
Letters of Credit	[ ]	[X]	100% unless either (i) a Letter of Credit Default shall apply with respect to such Letter of Credit or (ii) twenty (20) or fewer Local Business Days remain prior to the expiration of such Letter of Credit, in which case the Valuation Percentage shall be 0.
(iv)	Thresholds.

(A)	“Independent Amount” means for Party A: zero

“Independent Amount” means for Party B: zero

(B)	“Threshold” means, for Party A: on any date of determination, (a) the amount set forth below opposite the lower of Party A’s Credit Rating on that date, or (b) zero if on that date Party A does not have a Credit Rating or an Event of Default exists with respect to Party A:

Threshold	Credit Rating (S&P)	Credit Rating (Moody’s)
$40,000,000	AAA	Aaa
$30,000,000	AA-, AA and AA+	Aa3, Aa2 and Aa1
$20,000,000	A and A+	A2 and A1
$15,000,000	A-	A3
$10,000,000	BBB+	Baa1
zero	BBB or lower-	Baa2 or lower
“Threshold” means, for Party B: $9,000,000; provided that if an Event of Default exists with respect Party B, the Threshold shall be zero.

(C)	“Minimum Transfer Amount” means, for a party on any date of determination, $100,000.

(D)	Rounding: The Delivery Amount and the Return Amount will be rounded down to the nearest integral multiple of $100,000.
(c)	Valuation and Timing.
(i)	“Valuation Agent” means: Party A.

(ii)	“Valuation Date” means any Local Business Day on which a demand is made before 5:00 p.m., New York time, pursuant to Paragraph 3.

(iii)	“Valuation Time” means the close of business in New York City on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 1:00 p.m., New York time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Party A	Party B
Illegality	YES	YES
provided that if the Affected Party would be entitled to receive Eligible Credit Support or Posted Credit Support but for that Specified Condition, then notwithstanding Sections 6(b)(ii) and (iii) of this Agreement, the Affected Party may designate an Early Termination Date in respect of all Affected Transactions pursuant to Section 6(b)(iv) as the result of such Termination Event regardless of whether the condition set forth in Section 6(b)(iv)(1) has been satisfied.
(e)	Substitution.
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. The Pledgor is required to obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).
(f)	Dispute Resolution.
(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash or the Letters of Credit will be calculated based upon the mid-point between the bid and offered purchase rates or prices for that Posted Credit Support as reported on the Bloomberg electronic service as of the Resolution Time, of if unavailable, as quoted to the Valuation Agent as of the Resolution Time by a dealer in that Posted Credit Support of recognized standing selected in good faith by the Valuation Agent, which calculation shall include any unpaid interest on that Posted Credit Support.

(iii)	Alternative. The provisions of Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodians.

(A)	Party A will be entitled to hold Posted Collateral itself or through a Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:
(1)	Party A is not a Defaulting Party.

(2)	Posted Collateral may be held only in the following jurisdictions: New York and North Carolina.

(3)	The party or entity holding the Collateral maintains a Credit Rating of at least BBB+ from S&P and Baa1 from Moody’s.

(4)	The Custodian is a bank or trust company having total assets in excess of $10 billion.
(B)	Party B will be entitled to hold Posted Collateral itself or through its Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:
(1)	Party B is not a Defaulting Party.

(2)	Posted Collateral may be held only in the following jurisdictions: Any jurisdiction within the United States.

(3)	The party or entity holding the Collateral maintains a Credit Rating of at least BBB+ from S&P and Baa1 from Moody’s.

(4)	The Custodian is a bank or trust company having total assets in excess of $10 billion.
(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to both parties, and in addition to the other conditions set forth in Paragraph 6(c), the Secured Party’s rights under Paragraph 6(c) are subject to the condition precedent that each of the conditions set forth in Paragraph 13(g)(i) is satisfied with respect to it.
(h)	Interest Amount.
(i)	Interest Rate. The “Interest Rate” for any day will be the Federal Funds (Effective) rate published in N.Y. Federal Reserve Statistical Release H.15(519) for that day (or if that day is not a New York Business Day, then for the next preceding New York Business Day).

For the purpose of computing the Interest Amount, the amount of interest computed for each day of the Interest Period shall not be subject to compounding.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i)	Additional Representation(s). Not applicable.
(j)	Other Eligible Support and Other Posted Support. Other Eligible Support and Other Posted Support in the form of a Letter of Credit shall be subject to the following provisions (“L/C Provisions”), the rights and remedies of which shall be in addition to, and not in limitation of, those provided in the Agreement, including this Annex. As used in these L/C Provisions, references to Secured Party are to the beneficiary of the relevant Letter of Credit, and references to Pledgor are to the other party on whose behalf that Letter of Credit is issued (whether it or its Credit Support Provider is the account party responsible for reimbursing the issuer for any draws).
(i) Letters of credit shall be in the form of Exhibit A to this Credit Support Annex or such other form as Secured Party agrees to accept as security under the Agreement (each, a “Letter of

Credit”). The costs and expenses (including the reasonable costs, expenses, and external attorneys’ fees of Secured Party) of establishing, renewing, substituting, canceling, increasing, or reducing the amount of, any Letters of Credit shall be borne by Pledgor.

(ii)	Each Letter of Credit shall (A) be a U.S. dollar denominated, irrevocable, transferable, standby letter of credit maintained for the benefit of Secured Party and expiring not earlier than a year after its issuance, (B) be issued by a Qualified Institution for the account of Pledgor or its Credit Support Provider, (C) be governed by the UCP 590, (D) provide for Secured Party to draw upon the Letter of Credit up to the face amount of the Letter of Credit in an amount equal to all obligations of Pledgor that have become due and remain unpaid under the Agreement (after giving effect to any applicable notice requirement or grace period), or upon the entire undrawn portion of an expiring Letter of Credit when the proceeds thereof are to be held as Posted Collateral hereunder as described in clause (vi) below, (E) provide for drawings to be made upon the Letter of Credit upon submission to the bank issuing the Letter of Credit of one or more certificates specifying the amounts Secured Party would then be entitled to draw in accordance with the requirements of the Letter of Credit, and (F) contain such other terms as are reasonably required by the issuing bank and are reasonably satisfactory to Secured Party.

(iii)	For purposes of this Annex, the Value of any Letter of Credit at any time shall be the undrawn balance of that Letter of Credit that Secured Party would then be entitled to draw under that Letter of Credit in accordance with the requirements of the Letter of Credit assuming that amount were to have become due by Pledgor under the Agreement and remained unpaid, provided that the Value of any Letter of Credit shall be zero if (A) the issuer of such Letter of Credit indicates its intent not to renew such Letter of Credit, (B) at least twenty Business Days prior to the expiration of such Letter of Credit, such bank either (1) fails to issue a notice of renewal to Secured Party, or (2) if such Letter of Credit is not renewable by its terms, fails to replace such Letter of Credit with a Letter of Credit that will be available for drawing by Secured Party in the same amount for at least another year and will otherwise meet the requirements of these L/C Provisions, or (C) a Disqualifying Event occurs and is continuing with respect to such issuer or Letter of Credit.

(iv)	Subject to the terms and conditions of this Annex, as one method of meeting its Delivery Amount obligations under Paragraph 3(a) of this Annex, Pledgor may increase the amount of an outstanding Letter of Credit by Transferring to Secured Party an amended or substitute Letter of Credit from the relevant issuer having a Value in the required amount, and as one method of exercising its Return Amount rights under Paragraph 3(b) of this Annex, Pledgor may decrease the amount of an outstanding Letter of Credit by Transferring to Secured Party an amended or substitute Letter of Credit from the relevant issuer having a Value in the permitted amount (or such other Eligible Credit Support with such Value) in accordance with the provisions of Paragraph 4(d) of this Annex, and for that purpose the proviso to Paragraph 4(d)(ii) shall be deemed not to apply to the Letter of Credit to be returned .

(v)	In order for Secured Party to meet its Return Amount obligations under Paragraph 3(b) of this Annex, if the items of Posted Credit Support specified by Pledgor to be Transferred by Secured Party pursuant to Paragraph 3(b) include one or more Letters of Credit and the Value of all such items of Posted Credit Support to be returned would exceed the Return Amount, then subject to the terms and conditions of this Annex, Secured Party shall Transfer only those items that in the aggregate have a Value not greater than the Return Amount, and in the absence of instructions from Pledgor as to which of such items of Posted Credit Support to select, Secured Party shall use its discretion in selecting which of such specified items are to be Transferred such that the Return Amount is not exceeded.

(vi)	Not later than the 20th Business Day prior to the expiration of a Letter of Credit, Pledgor shall either (A) renew or cause the renewal of that Letter of Credit, or (B) Transfer to Secured Party a substitute Letter of Credit meeting the requirements of these L/C Provisions (or with other Eligible Credit Support) having a Value at least equal to the undrawn portion of such expiring Letter of Credit, failing which (1) an amount in U.S. dollars equal to such undrawn portion shall become immediately due and payable by Pledgor to Secured Party to be held under this Annex by Secured Party as Posted Collateral subject to its terms and conditions, and (2) Secured Party may immediately draw on the entire undrawn portion of such expiring Letter of Credit to satisfy such payment obligation. The parties acknowledge and agree that such right of Secured Party to draw upon such expiring Letter of Credit has been established in lieu of treating such failure by Pledgor to comply with the foregoing as an Event of Default entitling Secured Party to the remedies set forth in the Agreement, provided that if the issuer of such Letter of Credit fails to honor Secured Party’s duly submitted draw under such Letter of Credit for such outstanding undrawn balance, an Event of Default under Section 5(a)(iii) of the Agreement will be deemed to have occurred with respect to Pledgor.

(vii)	Without limiting the applicability of any other Event of Default or the parties’ rights and remedies under the Agreement (including this Annex):

(A) It shall be an Event of Default with respect to Pledgor under Section 5(a)(iii) of the Agreement if a Disqualifying Event occurs and Pledgor fails to provide Secured Party, on or before the first Local Business Day (or the third Local Business Day if clause (i) of the definition of Disqualifying Event is solely applicable) after Secured Party notifies Pledgor of such Disqualifying Event, with a substitute Letter of Credit meeting the requirements of these L/C Provisions issued by another bank reasonably acceptable to Secured Party or with such other Eligible Credit Support, in either case having a Value equal to the face amount of such outstanding Letter of Credit.

(B) For purposes of Paragraph 8(a) of this Annex, the rights and remedies that Secured Party shall be entitled to exercise pursuant to Paragraph 8(a)(ii) with respect to Letters of Credit shall include the right to exercise any and all rights and remedies of a beneficiary under any and all Letters of Credit, whether under the terms thereof or pursuant to Laws and Regulations, including the right to draw on any Letter of Credit issued for its benefit and realize upon and apply the proceeds thereof to reduce or satisfy the obligations of the Pledgor or Credit Support Provider under the Agreement or the relevant Credit Support Document, free from any claim or right of any nature whatsoever of the Pledgor or its Credit Support Provider except in respect of any surplus as provided in Paragraph 8(c) of this Annex.

(viii)	As used in this Annex:

“Disqualifying Event” means, for any outstanding Letter of Credit, the occurrence of any of the following events: (i) the issuer of such Letter of Credit ceases to be a Qualified Institution; (ii) such issuer fails to comply with or perform its obligations under such Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (iii) such issuer shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; or (iv) any event specified in Section 5(a)(vii) of the Agreement shall occur with respect to such issuer (for such purpose, issuer being deemed a Credit Support Provider of the Pledgor).

“Qualified Institution” means a bank organized under the laws of the United States (or any state or a political subdivision thereof) or the U.S. branch of a foreign bank acceptable to Party A, in each case having at least $10 billion in total assets and maintaining with respect to it or for its long term unsecured and unsubordinated debt, deposit or certificate of deposit obligations a rating of at least A- from Standard & Poor’s Ratings Services (a division of McGraw-Hill, Inc.) or its successor, and rating of at least A3 from Moody’s Investors Service, Inc. or its successor.

“Relevant Entity” means, with respect to Pledgor, the Credit Support Provider of Pledgor, and with respect to Secured Party, Secured Party A.

“Transfer” means, for purposes of these L/C Provisions, delivery by Pledgor or return by the Secured Party, as the case may be, of the relevant Letter of Credit in its physical executed form as an original document, to such address as the other party shall specify for that purpose, which in the case of any return of a Letter of Credit, shall be either to the Pledgor or to the issuer of the Letter of Credit, and the obligation of Pledgor to Transfer a Letter of Credit shall include the obligation of Pledgor to cause the Transfer of the relevant Letter of Credit by the issuer.
(ix)	Certain Rights and Remedies.
(1)	Secured Party’s Rights and Remedies. For purposes of Paragraph 8(a)(ii), the Secured Party may draw on any outstanding Letter of Credit (Other Posted Support) in an amount equal to any amounts payable by the Pledgor with respect to any Obligations.

(2)	Pledgor’s Rights and Remedies. For purposes of Paragraph 8(b)(ii), (i) the Secured Party will be obligated immediately to Transfer any Letter of Credit (Other Posted Support) to the Pledgor and (ii) the Pledgor may do any one or more the following: (x) to the extent that the Letter of Credit (Other Posted Support) is not Transferred to the Pledgor as required pursuant to (i) above, Set-off any amounts payable by the Pledgor with respect to any Obligations against any such Letter of Credit (Other Posted Support) held by the Secured Party up to the full amount drawable thereunder and to the extent its rights to Set-off are not exercised, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the sum of the Value of any remaining Posted Collateral and the Value of any Letter of Credit (Other Posted Support) held by the Secured Party, until any such Posted Collateral and such Letter of Credit (Other Posted Support) is transferred to the Pledgor; and (y) exercise rights and remedies available to the Pledgor under the terms of the Letter of Credit.
(v)	Additional Definitions. As used in this Annex:

“Credit Rating” means, for a party or entity on any date of determination, (a) the Long-Term Counterparty Rating then assigned to it by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) or the Counterparty Rating then assigned to it by Moody’s Investors Service (“Moody’s"), or (b) if a party does not have either a Long-Term Counterparty Rating assigned to it by S&P or a Counterparty Rating assigned to it by Moody’s, then its Credit Rating will be the respective rating then assigned to its unsecured and unsubordinated long-term debt or deposit obligations by either S&P or Moody’s. If such ratings are assigned by both S&P and Moody’s, then its Credit Rating will be the lower of such ratings.

“Ineligible Securities” means any obligations, securities, certificates or instruments that (i)

are denominated in a currency other than U.S. Dollars, (ii) are issued other than in Federal Reserve book entry form, or (iii) constitute or include structured notes or other structured debt instruments, real estate mortgage investment conduits, collateralized mortgage obligations, guaranteed mortgage certificates, interest-only securities, principal-only securities or any securities representing interests in, or are composed in whole or in part of, residual or high risk mortgage derivatives or other derivatives.

“Letter of Credit” shall mean an irrevocable, transferable, standby Letter of Credit, substantially in the form of Exhibit A, issued by a major U.S. commercial bank or a U.S. branch office of a foreign bank with a Credit Rating of at least “A” by S&P or “A2” by Moody’s, acceptable to the party in whose favor the Letter of Credit is issued and fully enforceable and not the subject of any action to restrain or attempting to restrain payment thereunder and with an expiry date not earlier than 90 days after the date of Transfer of the letter of credit to Party A.

“Letter of Credit Default” shall mean with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the issuer of such Letter of Credit shall fail to maintain a Credit Rating of at least “A” by S&P or “A2” by Moody’s, (ii) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (iii) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; (iv) such Letter of Credit shall expire or terminate, or shall fail or cease to be in full force and effect at any time during the term of any Transaction under this Agreement; or (v) any event analogous to an event specified in Section 5(a)(vii) of this Agreement shall occur with respect to the issuer of such Letter of Credit; provided, however, that no Letter of Credit Default shall occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to the Pledgor in accordance with the terms of this Annex. Paragraph 7(i) of this Annex is hereby modified to apply to failures to Transfer Letters of Credit, as well as the items listed therein.
(k)	Demands and Notices. All demands, specifications and notices under this Annex will be made to a party as follows unless otherwise specified from time to time by that party for purposes of this Annex in a written notice given to the other party:

To Party A:

WACHOVIA BANK, NATIONAL ASSOCIATION
201 S College St
Coll Mgmt — D1100-060
Charlotte, NC 28244-0002
Attn: James Collins, Collateral Management
Fax: 704-715-4566
Phone: 704-715-4721
Email: collateral.mgmt@wachovia.com

To Party B:

WRIGHT EXPRESS CORPORATION 97 Darling Avenue

South Portland, Maine 04106 Attention: Steven Elder Fax: (207) 523-7104 Phone: (207) 53-7769
(l)	Addresses for Transfers.
(i)	For each Transfer hereunder to Party A, instructions will be provided by Party A for that specific Transfer.

(ii)	For each Transfer hereunder to Party B, instructions will be provided by Party B for that specific Transfer.
(m)	Other Provisions.
(i)	Exposure. All calculations of “Exposure” under this Annex shall include all Transactions (whether or not evidenced by a Confirmation).

(ii)	Grace Period. Clause (i) of Paragraph 7 is hereby amended by deleting the words “two Local Business Days” and substituting therefor “one Local Business Day”.
IN WITNESS WHEREOF the parties have executed this Credit Support Annex as of the date hereof.
WACHOVIA BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Romona Prashad Romona Prashad
Title:	Vice President
WRIGHT EXPRESS CORPORATION

By: Name:	/s/ Steven A. Elder Steven Elder
Title:	Treasurer

Exhibit A
To Credit Support Annex
ISSUE DATE:
L/C NO.:
APPLICANT REFERENCE NO.:
APPLICANT:
[                    ]
BENEFICIARY:
WACHOVIA BANK, NATIONAL ASSOCIATION
EXPIRY DATE:
AMOUNT: USD
(                     DOLLARS AND 00/100)
WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN FAVOR OF THE ABOVE MENTIONED BENEFICIARY FOR AN AGGREGATE AMOUNT NOT TO EXCEED USD                     , EXPIRING AT OUR COUNTERS WITH OUR CLOSE OF BUSINESS ON                                         .
THIS LETTER OF CREDIT IS AVAILABLE AT SIGHT WITH BANK OF AMERICA, N.A. AGAINST PRESENTATION OF:
1 — BENEFICIARY’S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS OFFICIALS INDICATING THIS LETTER OF CREDIT NUMBER AND READING AS FOLLOWS:
“WE CERTIFY THAT SUCH AMOUNTS ARE DUE PURSUANT TO THE TERMS OF THE ISDA MASTER AGREEMENT DATED                     , 2010 BY AND BETWEEN WELLS FARGO BANK, NATIONAL ASSOCIATION AND [                                        ] AS MAY BE AMENDED AND/OR MODIFIED FROM TIME TO TIME.”
2 — ORIGINAL LETTER OF CREDIT AND ALL CORRESPONDING AMENDMENTS, IF ANY.
SWIFT DEMANDS FOR PAYMENT ARE ALLOWED. IN THE EVENT OF A FULL OR FINAL DRAWING THE ORIGINAL STANDBY LETTER OF CREDIT WILL BE RETURNED BY OVERNIGHT COURIER AT TIME OF SWIFT PRESENTATION.
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE HEREOF UNLESS WE SEND NOTICE TO YOU, IN WRITING, AT THE ABOVE STATED ADDRESS AND TO WELLS FARGIO BANK, NA, STANDBY LETTER OF CREDIT DEPARTMENT, 401 LINDEN STREET, WINSTON SALEM, NC 27101, AT LEAST 30 DAYS PRIOR TO ANY SUCH EXPIRY DATE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND THE FINAL EXPIRY DATE OF                     .

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART), AND [                                        ] ONLY IS AUTHORIZED TO ACT AS THE TRANSFERRING BANK. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM, ATTACHED HERETO, IS RECEIVED BY US. TRANSFER CHARGES ARE FOR ACCOUNT OF THE APPLICANT. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE. THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH THE U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REULATION OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.
WE HEREBY AGREE WITH THE BENEFICIARY THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED.
THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO 590 (ISP 98) AND AS TO MATTERS NOT ADDRESSED BY THE ISP98 THIS LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.
ALL DRAWINGS AND CORRESPONDENCE IN CONNECTION WITH THIS LETTER OF CREDIT ARE TO BE DIRECTED TO [Bank Name], ATTENTION STANDBY LETTER OF CREDIT DEPT. [Bank Address]. CUSTOMER INQUIRY NUMBER IS (XXX) XXX-XXXX.